Exhibit 5.1

P. Rupert Russell rrussell@sflaw.com (415) 773-7243

January 26, 2024

Cardio Diagnostics Holdings, Inc.
311 West Superior Street, Suite 444
Chicago, IL 60654

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cardio Diagnostics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $17.0 million aggregate amount of any of the following: (i) shares of the Company’s common stock, $0.00001 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.00001 par value (the “Preferred Stock”); (iii) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Warrants, Rights, or any combination of the foregoing (the “Units”); (iv) subscription rights to purchase Common Stock, Preferred Stock or other securities of the Company (or any combination thereof) (the “Rights”); and (v) warrants to purchase Common Stock, Preferred Stock, Units or other securities of the Company (the “Warrants”). The Common Stock, the Preferred Stock, the Units, the Rights and the Warrants are referred to herein collectively as the “Securities.” The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Third Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof; (ii) the Bylaws of the Company as in effect on the date hereof; (iii) the Registration Statement; (iv) the Prospectus; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In our examination of the above-referenced documents, we have assumed all electronic and manual signatures on all documents reviewed by us (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic signature methods or systems) are genuine signatures of the purported signatories. We have assumed the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Third Amended and Restated Articles of Incorporation, and not otherwise reserved for issuance.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.       All requisite actions necessary to make the shares of Common Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:

a.       The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.       Such shares of Common Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.       All requisite actions necessary to make the shares of Preferred Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:

a.       The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, has adopted appropriate resolutions to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b.       A Certificate of Designations or other amendment to the Company’s Third Amended and Restated Certificate of Incorporation with respect to any such established voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares have been filed with the State of Delaware in the form and manner required by law; and

c.       Such shares of Preferred Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.       All requisite actions necessary to make the Warrants subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.       The terms of such Warrants and of their issuance and sale by the Company have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.       Any such warrant agreements have been duly executed and delivered;

d.       Such Warrants have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e.       Such Warrants have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.       All requisite actions necessary to make the Rights subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to establish the terms of such Rights and to authorize the issuance and sale of such Rights;

b.       The terms of such Rights and of their issuance and sale have been established so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; and

c.       Such Rights have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5.       All requisite actions necessary to make the Units subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, has taken action to establish the terms and component Securities of such Units and to authorize the issuance and sale of such Units;

b.       The terms of such Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.       The underlying Securities comprising the Units satisfy all conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding such Securities underlying the Units; and

d.       The Units have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware), and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is for your benefit in connection with the Registration Statement and the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as Exhibit 5.1 to the Registration Statement, and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

         /s/ Shartsis Friese LLP